SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of trustees of LaSalle Hotel Properties (NYSE:LHO) approved an increase to the cash compensation of its Chairman and Chief Executive Officer, Jon E. Bortz, and approved an equity award to each of Mr. Bortz and the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, Hans S. Weger.

Effective July 1, 2008, the board of trustees approved an increase in Mr. Bortz’s annual base salary to $600,000.

The board of trustees also approved the following equity award for Mr. Bortz:

•

Mr. Bortz was granted an award of shares under the Company’s 1998 Share Option and Incentive Plan in respect of 100,000 shares, of which 75,000 shares are subject to time-based vesting and 25,000 are subject to performance-based vesting, as described in greater detail below:

•

with respect to the time-based portion of the award, the award was made pursuant to an award agreement substantially in the form of the award agreement used for the time-based restricted shares awarded to Mr. Bortz in December 2007, except that instead of pro rata vesting over three years, the 75,000 shares will vest on June 30, 2011; and

•

with respect to the performance-based portion of the award, the award was made pursuant to an agreement to award 25,000 (in target amount) performance-based restricted shares pursuant to an award agreement substantially in the form of the award agreement used for the performance-based restricted share award granted to Mr. Bortz in December 2007, except that:

•

the actual amount of the award will be determined on July 1, 2011 and will depend on the Company’s total return over a three-year measuring period beginning with the per-share closing price for the Company’s common shares on June 30, 2008 and ending with the per-share closing price of the Company’s common shares on June 30, 2011;

•

once an award amount is determined and shares are awarded in accordance with the agreement and the equity incentive plan, such shares will not be subject to any additional time-based vesting (as was the case with the performance awards granted in December 2007);

•	the actual number of shares awarded pursuant to the performance award agreement could be 0% of the target amount or up to 200% of the target amount, and none of the performance shares is outstanding until issued in accordance with award agreement based on performance; and

•

the above described awards will continue to vest or earn, with respect to the performance-based award, after Mr. Bortz’s retirement from the Chief Executive Officer position on July 1, 2010, so long as Mr. Bortz serves as Chairman of the board of trustees or has an employment relationship with the Company through the applicable vesting or award determination date.

The board of trustees also approved the following equity award for Mr. Weger:

•

Mr. Weger was granted an award of shares under the Company’s 1998 Share Option and Incentive Plan in respect of 150,000 shares, of which 87,500 shares are subject to time-based vesting and 62,500 are subject to performance-based vesting, as described in greater detail below:

•

with respect to the time-based portion of the award, the award was made pursuant to an award agreement substantially in the form of the award agreement used for the time-based restricted shares awarded to Mr. Weger in December 2007, except that instead of pro rata vesting over three years, the 87,500 shares will vest as follows: (i) 37,500 shares will vest on June 30, 2011, (ii) 25,000 shares will vest on June 30, 2014, and (iii) 25,000 shares will vest on June 30, 2017; and

•

with respect to the performance-based portion of the award, the award was made pursuant to an agreement to award 62,500 (in target amount) performance-based restricted shares pursuant to an award agreement substantially in the form of the award agreement used for the performance-based restricted share award granted to Mr. Weger in December 2007, except that:

•

with respect to 12,500 shares (in target amount), the actual amount of the award will be determined on July 1, 2011 and will depend on the Company’s total return over a three-year measuring period beginning with the per-share closing price for the Company’s common shares on June 30, 2008 and ending with the per-share closing price of the Company’s common shares on June 30, 2011;

•

with respect to 25,000 shares (in target amount), the actual amount of the award will be determined on July 1, 2014 and will depend on the Company’s total return over a three-year measuring period beginning with the per-share closing price for the Company’s common shares on June 30, 2011 and ending with the per-share closing price of the Company’s common shares on June 30, 2014;

•	with respect to 25,000 shares (in target amount), the actual amount of the award will be determined on July 1, 2017 and will depend on the

Company’s total return over a three-year measuring period beginning with the per-share closing price for the Company’s common shares on June 30, 2014 and ending with the per-share closing price of the Company’s common shares on June 30, 2017;

•

once an award amount is determined and shares are awarded in accordance with the agreement and the equity incentive plan, such shares will not be subject to any additional time-based vesting (as was the case with the performance awards granted in December 2007); and

•

the actual number of shares awarded pursuant to the performance award agreement could be 0% of the target amount or up to 200% of the target amount, and none of the performance shares is outstanding until issued in accordance with award agreement based on performance.

The employment relationship with each of Messrs. Bortz and Weger with the Company remains on an at-will basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Treasurer and
Chief Financial Officer

Dated: June 27, 2008

4